SCHEDULE 14A
                               (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                       [X]
Filed by a Party other than the Registrant    [ ]

Check the appropriate box:

    [ ]  Preliminary Proxy Statement
    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    [X]  Definitive Proxy Statement
    [ ]  Definitive Additional Materials
    [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                TENERA, Inc.
              ------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


    ---------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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




    [ ]  Fee paid previously with preliminary materials.
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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




                               [TENERA, INC. LOGO]

                                  TENERA, Inc.
                           100 Bush Street, Suite 850
                             San Francisco, CA 94104



                          ----------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 22, 2001



                          ----------------------------


TO OUR SHAREHOLDERS

      You are cordially invited to the Annual Meeting of Shareholders of TENERA, Inc. (the "Company") which will be held at 12:00 Noon (local time) on Friday, June 22, 2001, at the Company's offices in the Shell Building at 100 Bush Street, Suite 850, San Francisco, California, for the following purposes as described in the accompanying Proxy Statement:

      1.   To elect two (2) directors to the Board of Directors

      2. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2001

      3. To transact such other business as may properly come before the meeting or any adjournments thereof.

      Shareholders of record at the close of business on May 14, 2001, are entitled to notice of, and to vote at the meeting or any adjournments thereof.

      Your vote is important to the Company. Please complete, sign, date, and return the enclosed proxy card in the enclosed, postage-paid envelope. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.



                                   Sincerely,


                                     /s/ Robert C. McKay
                                   ---------------------------------------------
                                   Robert C. McKay
                                   President and Chief Executive Officer

May 21, 2001

                       This page intentionally left blank.

                                                       Mailed to shareholders on
                                                           or about May 28, 2001


                                  TENERA, INC.



                                 PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of TENERA, Inc. ("TENERA" or the "Company"), a Delaware corporation, for use at the 2001 Annual Meeting of Shareholders ("Annual Meeting") to be held at 12:00 Noon (local time) on Friday, June 22, 2001, at the Shell Building, 100 Bush Street, Suite 850, San Francisco, California. The Company's principal executive offices are located at 100 Bush Street, Suite 850, San Francisco, California 94104.

      Each shareholder of record of Common Stock of the Company ("Common Stock") on May 14, 2001 ("Record Date"), is entitled to vote at the Annual Meeting and will have one vote for each share of Common Stock held at the close of business on the Record Date. A majority of the shares entitled to vote will constitute a quorum. On May 14, 2001, there were 9,984,259 shares of Common Stock outstanding.

      If you are unable to attend the Annual Meeting, you may vote by proxy. The proxies will vote your shares according to your instructions. If you return a properly signed and dated proxy card, but do not mark a choice on one or more items, your shares will be voted in accordance with the recommendations of the Board of Directors as set forth in this Proxy Statement. The proxy card gives authority to the proxies to vote your shares at their discretion on any other matter presented at the Annual Meeting.

      You may revoke your proxy at any time prior to voting at the Annual Meeting by delivering written notice to the Secretary of the Company, by submitting a subsequently dated proxy, or by voting in person at the meeting. Under applicable state law and the bylaws of the Company, a quorum is required for the matters to be acted upon at the Annual Meeting. A quorum is defined as a majority of the shares entitled to vote, represented in person or by proxy, at the meeting. To pass, each matter submitted to a vote, except the election of directors, must be approved by a majority of the shares represented and voting in person or by proxy at the meeting. Shares represented by proxies which are marked abstain or to deny discretionary authority on any matter will be counted as shares present for purposes of determining the presence of a quorum; such shares will also be counted as shares present and entitled to vote, which will have the same effect as a vote against any matter other than election of directors. Proxies relating to "street name" shares which are not voted by brokers on one or more matters, will not be treated as shares present for purposes of determining the presence of a quorum, unless they are voted by the broker on at least one matter. Such non-voted shares will not be treated as shares represented at the meeting as to any matter for which non-vote is indicated on the brokers' proxy. Director nominees must receive a plurality of the votes cast at the meeting, which means that a vote withheld will not affect the outcome of the election.

      The Company will bear the cost of preparing, handling, printing, and mailing this Proxy Statement, the accompanying proxy card, and any additional material which may be furnished to shareholders, and the actual expense incurred by brokerage houses, fiduciaries, and custodians in forwarding such materials to beneficial owners of Common Stock held in their names. The solicitation of proxies will be made by the use of the mails and may also be made through direct communication with certain shareholders or their representatives by officers, directors, or employees of the Company who will receive no additional compensation therefor.

                        PROPOSAL 1: ELECTION OF DIRECTORS

      At the Annual Meeting, two (2) Class III directors of the Company are to be elected to serve until the annual meeting in 2004 and until their respective successors are elected or appointed. The authorized number of directors of the Company has been fixed at six (6) by the Board of Directors. The Board of Directors is divided into three classes: Class I, Class II, and Class III. The number of directors in each class shall be the whole number contained in the quotient obtained by dividing the authorized number of directors by three. Directors of each class serve for three years, which terms do not coincide.

      Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the two (2) nominees of the Board of Directors named below. The Board of Directors has nominated Jeffrey R. Hazarian and George L. Turin to serve for three-year terms ending in 2004. Messrs. Hazarian and Turin currently serve as Class III directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them FOR the remaining nominees and such proxies may be voted for the election of a substitute nominee recommended by the Board of Directors.

      MANAGEMENT RECOMMENDS THAT SHAREHOLDERS VOTE TO ELECT MR. HAZARIAN AND MR. TURIN AS DIRECTORS OF THE COMPANY.

      The current and continuing directors of the Company are:

----------------------------------------------------------------------------------------------------------------
                                                                                       Director         Term
          Name               Age                          Title                         Since   Class   Expires
----------------------------------------------------------------------------------------------------------------

William A. Hasler .......    59     Chairman of the Board of Directors                  1992      I      2002
Robert C. McKay .........    49     Director, President and Chief Executive Officer     1997      I      2002
Thomas S. Loo ...........    57     Director                                            1997      II     2003
Andrea W. O'Riordan......    30     Director                                            1998      II     2003
Jeffrey R. Hazarian .....    45     Director, Executive Vice President,                 1996     III     2001
                                    Chief Financial Officer, and Corporate Secretary
George L. Turin .........    71     Director                                            1995     III     2001

----------------------------------------------------------------------------------------------------------------

      Except as set forth below, each of the continuing directors has been engaged in the principal occupation described below. There are no family relationships among any of the executive officers or directors of the Company.

           William A. Hasler, 59, has served as a Director of the Company since his election in March 1992 and Chairman of the Board of the Company since July 1998. Mr. Hasler is Co-Chief Executive Officer of Aphton Corporation, a international biotechnology firm. Previously, Mr. Hasler was Dean and Department Chair of the Haas School of Business at the University of California, Berkeley. Prior to his appointment as Dean in 1991, Mr. Hasler was Vice Chairman of Management Consulting for KPMG Peat Marwick from 1986 to 1991. Mr. Hasler is also a director of Solectron Corporation, Aphton Corporation, Walker Systems, Ditech Communications Corporation, The Schwab Funds, and TCSI Corporation.

           Jeffrey R. Hazarian, 45, has served as a Director of the Company since his election in October 1996, and was named its Executive Vice President in November 1997. He has also served as its Chief Financial Officer and Corporate Secretary since 1992. Previously, Mr. Hazarian held the position of Vice President of Finance from 1992 to 1997.

           Thomas S. Loo, Esq., 57, was elected as a Director of the Company in February 1997. He previously served as a Director of the Company from August 1987 to September 1993. Mr. Loo has been a partner, since 1986, of Bryan Cave LLP, general counsel to the Company. Mr. Loo has also served as a director of TeknekronCorporation since March 1989.

           Robert C. McKay, 49, has served as a Director of the Company since his election in June 1997, and was appointed its Chief Executive Officer and President in November 1997. Previously, Mr. McKay was Chief Operating Officer of the Company since April 1997. He was elected Senior Vice President of the Company in December 1992.

           Andrea W. O'Riordan, 30, has served as Director of the Company since her election in June 1998. Ms. O'Riordan is Communications Manager of field sales, process and automation, and core technologies training for Oracle Corporation. Prior to her joining Oracle Corporation in 1996, Ms. O'Riordan was Marketing Coordinator, Latin America, for a Reuters Company, from 1993 to 1995.

           George L. Turin, Sc.D., 71, has served as a Director of the Company since his election in March 1995. Previously, Mr. Turin served as a Professor of Electrical Engineering and Computer Science at the University of California at Berkeley from 1960 to 1990. Mr. Turin also served as Vice President, Technology for Teknekron Corporation from 1988 to 1994.


Board Meetings, Committees, and Director Compensation

      The Board of Directors held six (6) meetings during 2000. No Board member attended fewer than 75% of the meetings of the Board of Directors and of the Committees of the Board on which such director served.

      Among the standing committees of the Board of Directors of the Company are the Compensation Committee, the Audit Committee, and the Nominating Committee.

      The Compensation Committee is currently composed of four members, William
A. Hasler, Thomas S. Loo, Andrea W. O'Riordan, and George L. Turin. The Compensation Committee, composed entirely of non-employee directors, is responsible for establishing and reviewing annually, the compensation levels of executive officers of the Company and reviewing recommendations made by Company management concerning salaries and incentive compensation for employees of the Company. The Compensation Committee also serves as the administrative committee of the Company's 1992 Option Plan. The Compensation Committee met one (1) time during 2000.

      The Audit Committee, currently composed of three non-employee members, Thomas S. Loo, William A. Hasler, and George Turin, reviews the results and scope of the audit and other services provided by the Company's independent auditors and recommends the appointment of independent auditors to the Board of Directors (See Proposal 2). The Board of Directors has approved a written charter governing the Audit Committee, a copy of which is attached to this Proxy Statement as Exhibit A. The Audit Committee met four (4) times during 2000.

      The Nominating Committee, currently composed of two members, George L. Turin and Andrea W. O'Riordan, is responsible for support of the Board's director nomination process. The Nominating Committee did not meet during 2000.

      Except as described below, the directors of the Company are paid no compensation by the Company for their services as directors. William A. Hasler, Thomas S. Loo, Andrea W. O'Riordan, and George L. Turin, as non-employee directors, are paid a retainer of $1,000 per month. These non-employee directors are also paid a fee of $1,000 for each meeting of the Board and any Board Committee, not held on same day as a Board meeting, which they attend. The 1993 Outside Directors Compensation and Option Plan was approved by the Board effective March 1, 1994, as amended by the Board in 1998, and reserves up to 300,000 options to purchase Common Stock for issuance to non-employee directors. In March 2000, 11,500 stock options were automatically granted under this plan to each of Messrs. Hasler, Loo, Turin and Ms. O'Riordan. The options expire ten
(10) years after the date of grant, vest one (1) year after the date of grant, and have an exercise price equal to the fair market value of the shares of Common Stock on the date of grant. Upon exercise of the options, a director may not sell or otherwise transfer more than 50% of the shares until six (6) months after the date on which the director ceases to be a director of the Company.

Security Ownership of Directors, Officers, and Principal Shareholders

      The following table sets forth information as of May 14, 2001, concerning ownership of Common Stock by (i) each director, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and named executive officers as a group, and (iv) each person known by the Company to own beneficially 5% or more of the outstanding shares of its Common Stock. Unless otherwise noted, the listed persons have sole voting and dispositive powers with respect to the shares of Common Stock shown as beneficially owned by them, subject to community property laws if applicable.

-------------------------------------------------------------------------------------------------------------------
                                                                       Shares           Shares
                                                                    Beneficially      Acquirable         Percentage
                             Name                                     Owned(1)        Within 60         Ownership(2)
                                                                                      Days(3)(4)
-------------------------------------------------------------------------------------------------------------------
William A. Hasler .............................................       55,500           46,500(3)            1.0%
Jeffrey R. Hazarian ...........................................        7,186          185,000(4)            1.9%
Thomas S. Loo..................................................         --             44,500(3)            *
Robert C. McKay, Jr............................................        1,789          258,000(4)            2.5%
Andrea W. O'Riordan (5)........................................         --             36,500(3)            *
George L. Turin................................................       45,504           72,000(3)            1.2 %
                                                                    ------------     -------------     ------------

All Directors and Executive Officers as a Group (6 persons) ...      109,979          642,500               7.1%
PRINCIPAL SHAREHOLDERS OTHER THAN DIRECTORS AND EXECUTIVE
OFFICERS
Harvey E. Wagner (6)...........................................    3,708,658             --                37.3%
P.O. Box 7463
Incline Village, NV  89450
Dr. Michael John Keaton Trust (7)..............................    1,106,887             --                11.1%
C/O Bryan Cave LLP
120 Broadway, Suite 300
Santa Monica, CA  90401
-------------------------------------------------------------------------------------------------------------------

  (1) The persons named above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.
  (2) Based on the number of shares outstanding at, or acquirable within 60 days of May 14, 2001. Asterisks represent less than 1% ownership.
  (3) Represents options under the Company's 1993 Outside Directors Compensation and Option Plan which are exercisable on May 14, 2001, or within 60 days thereafter.
  (4) Represents options under the Company's 1992 Option Plan which are exercisable on May 14, 2001, or within 60 days thereafter.
  (5) Ms. O'Riordan is the daughter of Harvey E. Wagner, the Company's largest stockholder by virtue of his interest in Incline Village Investment Group Limited Partnership (see Footnote 6 below).
  (6) Such shares are held of record by Incline Village Investment Group Limited Partnership, a Georgia limited partnership, and were contributed to such partnership by Mr. Wagner in exchange for a 99% limited partnership interest. An additional 37,462 shares, as to which Mr. Wagner disclaims beneficial ownership, were contributed to such partnership by Mr. Wagner's spouse, Leslie Wagner, in exchange for a 1% general partner interest. Such partnership has sole voting and investment power with respect to all such shares. Mr. Wagner subsequently transferred a 14.7% limited partnership interest in the partnership to Ms. O'Riordan, a director of the Company, who disclaims beneficial ownership of all the shares held by such partnership.
  (7) Mr. Keaton has sole voting and investment power with respect to all shares shown as beneficially owned by such Trust, subject to community property laws where applicable.

      Beneficial ownership as shown in the table above has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Under this Rule, certain securities may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, securities are deemed to be beneficially owned by a person if the person has the right to acquire the securities (for example, upon exercise of an option or the conversion of a debenture) within 60 days of the date as of which the information is provided; in computing the percentage of ownership of any person, the amount of securities outstanding is deemed to include the amount of securities beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the preceding tables does not necessarily reflect the person's actual voting power at any particular date.


Executive Officers

      The names and ages of the current executive officers of the Company are as follows:

----------------------------------------------------------------------------------------------------------------
              Name                  Age                                  Position
----------------------------------------------------------------------------------------------------------------
Robert C. McKay* ...............    49     President and Chief Executive Officer
Jeffrey R. Hazarian* ...........    45     Executive Vice President, Chief Financial Officer, and Corporate
                                           Secretary
----------------------------------------------------------------------------------------------------------------

  * Director of the Company.

Executive Compensation

      The following table sets forth certain information covering compensation paid by TENERA to the Chief Executive Officer ("CEO") and each of the Company's other executive officers, other than the CEO, whose total annual salary and bonus exceeded $100,000 (the "named executives") for services to TENERA in all their capacities during the fiscal years ended December 31, 2000, 1999, and 1998.


                           SUMMARY COMPENSATION TABLE


---------------------------------------------------------------------------------------------------------------
                                                   Annual Compensation             Awards
                                              ------------------------------    -------------
                                                                                 Securities        All Other
         Name and                                                                Underlying        Compensa-
    Principal Position            Year           Salary          Bonus(1)        Options(2)         tion(3)
---------------------------------------------------------------------------------------------------------------

Robert C. McKay, Jr.              2000        $ 231,469         $       --             --         $   3,400
Chief Executive Officer           1999          223,958           90,000           40,000             3,200
President                         1998          200,000          152,500               --             3,200
Jeffrey R. Hazarian               2000          180,031            7,000               --             3,400
Executive                         1999          181,064           67,500           40,000             3,200
Vice President and                1998          159,000           50,400           75,000             3,180
Chief Financial Officer

---------------------------------------------------------------------------------------------------------------

  (1) Includes $100,000 retention bonus paid to Mr. McKay in 1998 (see "Other Compensation Arrangements" below). Mr. Hazarian's bonus amounts in 1999 and 1998 include accrued bonuses of $4,000 and $3,000, respectively, paid in the beginning of the subsequent years.
   (2) Reflects the number of options granted under the Company's 1992 Option Plan. The options expire at the earlier of the end of the option period, generally six (6) years, or three (3) months after employment termination.
   (3) These amounts represent the amounts accrued for the benefit of the named executives under the Company's 401(k) Plan.

  There were no options granted during 2000 to the named executives.

 Other Compensation Arrangements

      The Company's 1992 Option Plan provides that options may become exercisable over such periods as provided in the agreement evidencing the option award. Options granted to date, including options granted to executive officers and set forth in the above tables, generally call for vesting over a four-year period. The 1992 Option Plan provides that a change in control of the Company will result in immediate vesting of all options granted and not previously vested.

      Other than as set forth below for Mr. McKay, the Company has no employment contracts or arrangements for its executive officers.

      Mr. McKay, upon appointment to Chief Operating Officer in 1997, was granted a retention bonus arrangement, amounting to $100,000, dependent upon his continued employment through June 30, 1998. The bonus was paid to Mr. McKay in 1998 in accordance with the arrangement.


Compensation Committee Report

      The Compensation Committee of the Board of Directors ("Committee") is made up of only outside directors and oversees the Company's executive compensation programs. The Committee oversees all elements of executive compensation, including base compensation, annual incentive bonuses, and long-term incentives such as the Company's 1992 Option Plan. The Committee consults periodically with outside compensation and benefit consultants and the Company's executive management regarding overall plan design and competitively-based, as well as performance-based, individual targets and awards. Annually, the Committee makes recommendations to the Board of Directors for approval, but has the discretion to make mid-year recommendations. For fiscal year 2000, the Committee recommended, and the Board of Directors adopted a competitively-based and performance-oriented Executive Compensation Program, the base elements of which are set forth below.

      Executive Compensation Philosophy. TENERA's overall executive compensation philosophy is as follows:

      o Attract, motivate, and retain executives of exceptional ability and potential, who are critical to both the short-term and long-term success of the Company

      o Reinforce strategic performance objectives through the use of annual and long-term incentive compensation programs

      o Create a mutuality of interest between executives and shareholders through compensation structures that share the rewards and risks of strategic decision-making

      o Provide executives with the opportunity to hold substantial stock options in TENERA, to more closely align executives' interests with those of the shareholders.

      Base Compensation. The Committee's approach to base compensation is to offer competitive salaries in comparison with market practices. Salary determination is based on a combination of factors including evaluation of compensation for executive positions within similar size and like companies and the individual's past performance against established annual goal attainment.

      Annual Incentive Bonus Plans. The annual bonus program for executives and top performing nonexecutives was established to promote teamwork and cooperation, and the attainment of defined performance objectives. The target bonus (generally ranging from 25% to 40% of salary for executives) is generally linked to job grade, corporate plan, and/or individual performance. Incentives are designed to reward the achievement of significant, agreed-upon expectations that contribute to the achievement of key, Company- and/or subsidiary-wide business goals such as increased profitability, improvement in contracted backlog, and improved margins. The primary measure of bonus eligibility for each employee will be their level of performance as measured against the mutually agreed upon performance expectations for each year after Company- and/or subsidiary-wide performance has exceeded plan.

      Long-Term Incentive Compensation. Executives and top performing nonexecutives are eligible for stock option awards under the Company's 1992 Stock Option Plan. It is the Committee's philosophy that executive ownership of substantial levels of stock options further aligns the executive's interests with those of the shareholders.

      The Committee sets the target range of options to be granted to each individual executive based primarily on the level of responsibilities. The actual number of options granted are based on performance against established annual corporate, subsidiary, and individual goals. In evaluating the performance of executives other than the Chief Executive Officer, the Committee consults with the Chief Executive Officer and others in management, as applicable. In evaluating the performance of the Chief Executive Officer, the Committee consults with the Board of Directors. Executive performance for each fiscal year is reviewed and evaluated by the Committee following the end of such fiscal year. In an effort to attract and retain highly qualified executives and other employees, stock options may also be granted by the Committee to newly-hired executives and other employees as an inducement to accept employment with the Company.

      2000 Compensation for the Chief Executive Officer. Mr. McKay was paid a salary of $231,469, based upon competitive compensation market information for chief executives of similar companies. The 2000 annual bonus plan provided for the payment of bonuses to executives only after business plan objectives were exceeded. Business plan objectives were not exceeded and Mr. McKay was not paid a bonus in 2000.

      2000 Compensation for Other Executives. The salary and annual and long-term incentives for the other named executive, Mr. Hazarian, were based upon competitive compensation information and the establishment and attainment of annual Company- and/or subsidiary-wide goals, as well as level of job responsibilities, contributions made by this individual in helping the Company and/or subsidiaries, achievement of his annual and long-term goals, continued cost control attainment, and meeting planned operating results for 2000.

      As business plan objectives of the energy and government services subsidiaries were met in 2000, Mr. Hazarian was paid an annual bonus of $7,000. Management of the Company's energy and government services subsidiaries were also paid bonuses reflective of their achievements of the subsidiaries' 2000 business plan objectives.

                                          Compensation Committee

                                          William A. Hasler, Chairman
                                          Thomas S. Loo
                                          Andrea W. O'Riordan
                                          George L. Turin



Audit Committee Report

      The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

      In the performance of its oversight function, the Audit Committee has discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits, and has reviewed and discussed with management and the independent auditors the Company's audited financial statements. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communication with audit committees. In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 relating to independence discussions with audit committees, has discussed with the independent auditors their independence from the Company and its management, and has considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence.

      The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. These meetings without management present are held at least once each year, but generally more frequently.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company's audited financial statements be included in the Company's 2000 Annual Report to shareholders and Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          Audit Committee

                                          Thomas S. Loo, Chairman
                                          William A. Hasler
                                          George L. Turin



Performance Graph

      The Comparison Stock Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      The following graph compares the cumulative, five-year total return on the Company's Common Stock with the Standard & Poor's Small Cap 600 Index and an index of peer companies. The peer group consists of five other professional services and information systems companies which provide services and products similar to that of TENERA. The companies included in the peer group are COMARCO, Inc.; TRC COS, Inc.; URS Corp.; VSE Corp.; and Roy F. Weston, Inc. Information concerning the peer group and the Standard & Poor's Small Cap 600 Index was supplied to the Company by Standard & Poor's Compustat, a division of the McGraw-Hill Companies.



                              [PERFORMANCE GRAPH]

                  [TABULAR DATA IN PLACE OF PERFORMANCE GRAPH]
__________________________________________________________________________________________________

                                                            Indexed Returns
                                         -----------------------------------------------------
                                                 Year Ending December 31,
                            ------------------------------------------------------------------
                             Base
                            Period
    Company Name/Index       1995       1996        1997        1998        1999        2000
__________________________________________________________________________________________________
TENERA, Inc. .............    100     $  73.32    $  86.66    $ 173.43    $  86.66    $  59.98
S&P Small Cap 600 Index ..    100       121.32      152.36      150.37      169.02      188.96
Peer Group ...............    100       102.35      130.95      164.71      156.78      147.99
__________________________________________________________________________________________________

  (1) Assumes $100 invested on December 31, 1995 in TENERA, S&P Small Cap 600 Index, and the Peer Group, and any dividends that were reinvested.

Compensation Committee Interlocks and Insider Participation

     During 2000, the Compensation Committee was composed of William A. Hasler, Thomas S. Loo, Andrea W. O'Riordan, and George Turin. Thomas S. Loo is a partner in the law firm of Bryan Cave LLP, general counsel to the Company and Teknekron Corporation, and is a director of Teknekron Corporation. Andrea W. O'Riordan is the daughter of Harvey E. Wagner, the Company's largest stockholder by virtue of a limited partnership interest in Incline Village Investment Group Limited Partnership (see "Security Ownership of Directors, Officers, and Principal Shareholders"). Mr. Wagner is also the sole stockholder and a director of Teknekron Corporation.


Certain Relationships and Related Transactions

     See "Compensation Committee Interlocks and Insider Participation."





         PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2001. Ernst & Young LLP, or its predecessor, has audited the Company's financial statements since 1985. Representatives of Ernst & Young LLP, expected to be at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

      For the year ended December 31, 2000, Ernst & Young LLP billed the aggregate fees set forth below:

      Audit Fees - $ 78,930 for professional services rendered for the audit of the Company's annual financial statements for the fiscal year 2000 and for reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the first three quarters of fiscal 2000.

      Financial Information Systems Design and Implementation - None.

      All Other Fees - $ 48,150 for professional tax services.



               MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2



                         SHAREHOLDER PROPOSALS FOR 2001

      Proposals of shareholders that are intended to be presented at the Company's 2002 Annual Meeting of Shareholders must be received by the Company no later than December 31, 2001. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission. Proposals must comply with the proxy rules of the Securities and Exchange Commission relating to stockholder proposals in order to be included in the proxy materials. Additionally, management proxy holders for the Company's 2002 Annual Meeting of Shareholders will have discretionary authority to vote on any shareholder proposal that is presented at such Annual Meeting but that is not included in the Company's proxy materials, unless notice of such proposal is received by the Secretary of the Company on or before April 15, 2002.



                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

Officers, directors, and more than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during 2000, its officers, directors, and more than ten percent beneficial owners complied with all filing requirements applicable to them.



                          ANNUAL REPORT TO SHAREHOLDERS

      The Company's 2000 Annual Report was previously distributed to shareholders.



                                 OTHER BUSINESS

      The Board of Directors knows of no other matters to be presented at the Annual Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote the same in accordance with their best judgment.

                                   By Order of the Board of Directors


                                     /s/ Jeffrey R. Hazarian
                                   ---------------------------------------------
                                   Jeffrey R. Hazarian
                                   Director, Executive Vice President,
                                   Chief Financial Officer, and
                                   Corporate Secretary

San Francisco, California
May 21, 2001

                                                                       EXHIBIT A

                     RESTATED CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                 OF TENERA, INC.


The Audit Committee (the "Committee") shall report to and assist the Board of Directors (the "Board") of TENERA, Inc. (the "Company") by providing oversight of the financial management, independent auditors and financial reporting procedures of the Company, as well as such other matters as directed by the Board or this Charter.

  MEMBERSHIP OF THE COMMITTEE
     1. The Committee shall be comprised of not less than three members of the Board.

     2. The composition of the Committee shall meet all the requirements of the Audit Committee Policy of the American Stock Exchange.

     3. Each Committee member shall have no other relationship to the Company that may interfere with the exercise of his or her independence from management and the Company.

     4. Each Committee member shall be financially literate or shall become financially literate within a reasonable period of time after appointment to the Committee.

     5. At least one member of the Committee shall have accounting or related financial management expertise.

  MEETINGS OF THE COMMITTEE
     1.  The Committee will meet at least three times each fiscal year.

     2.  The Committee, in its discretion, will invite to Committee meetings:

         (i)  The Chief Financial Officer of the Company

         (ii)  The Corporate Controller

         (iii)  The Treasurer

         (iv)  The General Counsel

         (v)  A representative of the independent auditors.

     3. The Committee will hold separate private meetings at least once each fiscal year with each of (i) a representative of the independent auditors and (ii) the General Counsel.

  KEY RESPONSIBILITIES

The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditors. The financial management and the independent auditors of the Company have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

In carrying out its oversight responsibilities, the Committee shall perform the following functions:

  Oversight of Independent Auditors.

In the course of its oversight of the independent auditors as provided under this Charter, the Committee will be guided by the premise that the independent auditor is ultimately accountable to the Board and the Committee.

     1. The Committee, subject to any action that may be taken by the Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

     2.  The Committee shall:

         (i) receive from the independent auditors annually, a formal written statement delineating the relationships between the auditors and the Company;

         (ii) discuss with the independent auditors the scope of any such disclosed relationships and their impact or potential impact on the independent auditors' independence and objectivity; and

         (iii) recommend that the Board take appropriate action in response to the independent auditors' report to satisfy itself of the auditor's independence.

     3. The Committee shall review the original proposed scope of the annual independent audit of the Company's financial statements and the associated fees, as well as any significant variations in the actual scope of the independent audit and the associated fees.

     4. The Committee shall review the independent auditors' report relating to reportable conditions in the internal control structure and financial reporting practices.

 Oversight of Management's Conduct of the Company's Financial Reporting Process.

     1. Audited Financial Statements. The Committee shall review(1) and discuss with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the independent auditors the matters required to be discussed by the applicable Statement of Auditing Standards ("SAS"). Based on these discussions, the Committee will advise the Board of Directors whether it recommends that the audited financial statements be included in the Annual Report on Form 10-K (or the Annual Report to Shareholders).

     2. Interim Financial Statements. The Committee, through its Chairman or the Committee as a whole, will review with management and the independent auditors, prior to the filing thereof, the Company's interim financial results to be included in the Company's quarterly reports on Form 10-Q and the matters required to be discussed by the applicable SAS.

         -------------

         (1) Auditing literature, particularly, Statement of Accounting Standards No. 71, defines the term "review" to include a particular set of required procedures to be undertaken by independent accountants. The members of the Audit Committee are not independent accountants, and the term "review" as used in this Audit Committee Charter is not intended to have this meaning. Consistent with footnote 47 of SEC Release No. 34-42266, any use in this Audit Committee Charter of the term "review" should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of interim financial statements.

     3.  Financial Reporting Practices. The Committee shall review:

         (i) Changes in the Company's accounting policies and practices and significant judgments that may affect the financial results.

         (ii) The nature of any unusual or significant commitments or contingent liabilities together with the underlying assumptions and estimates of management.

         (iii) The effect of changes on accounting standards that may materially affect the Company's financial reporting practices.

  Assist the Board in Oversight of the Company's Compliance with Policies and Procedures Addressing Legal and Ethical Concerns.

If specifically requested by the Board, the Committee shall review and monitor, as appropriate:

     1.  Results of compliance programs.

     2. Litigation or other legal matters that could have a significant impact on the Company's financial results.

     3. Significant findings of any examination by regulatory authorities or agencies, in the areas of securities, accounting or tax, such as the Securities and Exchange Commission or the Internal Revenue Service.

     4. The adequacy of this Charter, which shall be reviewed by the Committee on an annual basis. The Committee will recommend to the Board any modifications to this Charter, which the Committee deems appropriate, for approval by the Board.

                                    ANNEX A

                               FORM OF PROXY CARD


                               FRONT OF PROXY CARD


PROXY

                                TENERA, INC.
                PROXY for 2001 ANNUAL MEETING OF SHAREHOLDERS

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TENERA, INC.

   The undersigned shareholder of TENERA, Inc., a Delaware corporation (the "Company"), hereby appoints Jeffrey R. Hazarian and Robert C. McKay as the undersigned's proxies, each with full power of substitution to attend and act for the undersigned at the Annual Meeting of Shareholders of the Company to be held on Friday, June 21, 2001 at 12:00 noon, local time, at the Company's offices in the Shell Building at 100 Bush Street, San Francisco, California, and any adjournments thereof, and to represent and vote as designated on the other side, all of the shares of Common Stock of the Company that the undersigned would be entitled to vote.

   The proxies, and each of them, shall have all the powers that the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at the Annual Meeting and hereby ratifies and confirms all that the proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation of this proxy, the proxies are authorized to vote in accordance with their best judgment.

   The proxies present at the Annual Meeting, either in person or by substitute (or if only one shall be present and act, then that one), shall vote the shares represented by this proxy in the manner indicated on the other side by the undersigned. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED ON THIS PROXY, IT WILL BE VOTED FOR ITEMS 1 AND 2 SHOWN ON THE OTHER SIDE.

                             BACK OF PROXY CARD

                                                                                      Please mark   -------
                                                                                    your votes as   |     |
                                                                                     indicated in   |  X  |
                                                                                    this example.   -------

Management recommends a vote FOR ALL of the nominees in Item 1.
                                                                       WITHHOLD              WITHHOLD
                                                    FOR all           AUTHORITY             AUTHORITY
                                                     of the       to vote for all of       to vote for
                                                    nominees       the nominees as        one nominee as
                                                  listed below     indicated below        indicated below
Item 1. Election of Directors:                     ----------         ----------            ----------
        (INSTRUCTION: TO WITHHOLD AUTHORITY        |        |         |        |            |        |
        TO VOTE FOR ANY NOMINEE, DRAW A LINE       |        |         |        |            |        |
        THROUGH THAT NOMINEE'S NAME BELOW)         ----------         ----------            ----------

        Jeffrey R. Hazarian  -- Class III
        George L. Turin      -- Class III


Management recommends a vote FOR Item 2.
                                                                     FOR      AGAINST    ABSTAIN
Item 2. Ratification of the appointment of Ernst & Young LLP as    -------    -------    -------
        independent auditors for the Company for the year end-     |     |    |     |    |     |
        ing December 31, 2001                                      -------    -------    -------


Signature of Shareholder(s) __________________________  Date: ________ , 2001
IMPORTANT: In signing this proxy, please sign your name or names on the signature line in the same way as stenciled on this proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. EACH JOINT OWNER MUST SIGN.
PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED